Exhibit 10.27

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into effective as of June 3, 2021, by and among (i) HUMBL, Inc., a Delaware corporation (the “Buyer”), (ii) Tickeri I Acquisition Corp., a Delaware corporation and a wholly-owned, direct subsidiary of Buyer (“First Merger Sub”), (iii) Tickeri II Acquisition Corp., a Delaware corporation and a wholly-owned, direct subsidiary of Buyer (“Second Merger Sub”, and with First Merger Sub, each a “Merger Sub”, and together, the “Merger Subs”), (iv) Tickeri, Inc., a Delaware corporation (the “Company”), (v) Javier Gonzalez, an individual (“Javier”), and (vi) Juan Gonzalez, an individual (“Juan,” and together with Javier, the “Sellers”). Each of the Buyer, the Merger Subs, the Company and the Sellers are referred to herein individually as a “Party” and collectively as the “Parties.”

A. Javier owns 4,250,000 shares of Common Stock of the Company, par value $0.00001 (the “Company Common Stock”), and Juan owns 4,250,000 shares of the Company Common Stock (collectively, the “Tickeri Shares”).

B. The Company, Buyer and First Merger Sub intend to effect a merger of First Merger Sub with and into the Company (the “First Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), whereupon consummation of the First Merger, First Merger Sub shall cease to exist and the Company shall become a wholly-owned subsidiary of Buyer.

C. As part of the same overall transaction, promptly following the First Merger, the Company, Buyer and Second Merger Sub intend to effect a merger of the Company with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) in accordance with this Agreement and the DGCL whereupon consummation of the Second Merger, the Company shall cease to exist and Second Merger Sub shall survive the Second Merger as a continuing wholly-owned subsidiary of the Buyer.

D. The Parties intend that, for U.S. federal income tax purposes, the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement will constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I

THE CONTEMPLATED TRANSACTIONS

1.1. The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, at the First Effective Time, First Merger Sub shall be merged with and into the Company. As a result of the First Merger, the separate corporate existence of First Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of the Buyer following the First Merger. The Company, as the surviving corporation after the First Merger, is sometimes referred to herein as the “First-Step Surviving Corporation.”

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(b) As part of a single integrated plan, at the Second Effective Time, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, the First-Step Surviving Corporation shall be merged with and into Second Merger Sub. As a result of the Second Merger, the separate corporate existence of the First-Step Surviving Corporation shall cease, and Second Merger Sub shall continue as the surviving entity and as a wholly-owned subsidiary of the Buyer following the Second Merger. The surviving entity after the Second Merger is sometimes referred to herein as the “Surviving Entity.”

1.2. Closing; Effective Times. Subject to the satisfaction or written waiver (where permissible) of the conditions set forth in Article V and Article VI, the closing of the Mergers (the “Closing”) shall take place on the date hereof, unless another date is agreed to in writing by the Buyer and the Sellers. The Closing shall be effected by the electronic exchange of documents and signatures by electronic transmission, or by such other means or at such other place as the parties shall agree. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall cause the First Merger to be effected by filing a certificate of merger (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form and containing such information as is required by, and executed in accordance with, the relevant provisions of the DGCL. The First Merger shall become effective at the date and time of such filing of the Certificate of Merger, or such later time as may be agreed by each of the parties hereto and specified in the First Certificate of Merger (such time being the “First Effective Time”). As soon as practicable following the First Effective Time and in any case on the same day as the First Effective Time, the Buyer and Second Merger Sub shall cause the Second Merger to be effected by filing a certificate of merger (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) with the Secretary of State of the State of Delaware, in such form and containing such information as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Second Merger shall become effective at the date and time of such filing of the Second Certificate of Merger, or such later time as may be agreed by each of the parties hereto and specified in the Second Certificate of Merger (such time being the “Second Effective Time”).

1.3. Effects of the Mergers.

(a) At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the First-Step Surviving Corporation, which shall include the assumption by the First-Step Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the First Effective Time.

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(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the First-Step Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of the Surviving Entity and the First-Step Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

1.4. Effects of First Merger on Capital Stock. At the First Effective Time, by virtue of the First Merger and without any action to be taken on the part of the holder of any shares of Company Common Stock or any shares of capital stock of First Merger Sub, or on the part of the Company, the Buyer, First Merger Sub or any other Person, the following shall occur:

(a) Capital Stock of First Merger Sub. Each share of capital stock of First Merger Sub issued and outstanding immediately prior to the First Effective Time shall be converted automatically into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the First-Step Surviving Corporation and collectively shall constitute the only outstanding shares of capital stock of the First-Step Surviving Corporation immediately following the First Merger and each stock certificate of First Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of common stock of the First-Step Surviving Corporation.

(b) Cancellation of Securities Held by the Company and the Buyer. Any shares of Company Common Stock that are owned by the Company (as treasury stock or otherwise), the Buyer or any direct or indirect wholly-owned subsidiary of the Buyer or the Company, in each case, immediately prior to the First Effective Time, shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of the Tickeri Shares. The Tickeri Shares shall, subject to the terms and conditions of this Agreement, be converted into the right to receive the amount of $20,000,000.00 (the “Purchase Price”), payable in the manner set forth in Section 1.4(d) below.

(d) Payment of the Purchase Price. The Purchase Price shall be paid pursuant to: (i) the terms and conditions of a Secured Promissory Note in the form attached hereto as Exhibit A made by the Buyer in favor of each Seller in the amount of $5,000,000.00 (the “Notes”); and (ii) the issuance by Buyer of 4,672,897 shares of Common Stock, par value $0.00001, of the Buyer (the “Buyer Common Stock”) to each Seller (together, the “HUMBL Shares”).

(e) Deliveries. Within three (3) business days of Closing with respect to the following clause (a) and at the time of the Closing with respect the following clauses (b) – (d), (a) the issuance of the HUMBL Shares by Buyer to Sellers will be effected by an electronic deposit of the HUMBL Shares into the Sellers’ accounts, as applicable, with Buyer’s transfer agent; (b) the Buyer will execute and deliver to the Sellers the Notes in original form; (c) the Sellers will execute and deliver to the Buyer the Employment Agreements (as defined below) in original form; and (d) the Buyer will deliver to the Sellers a Stock Pledge Agreement in substantially the form attached as Exhibit B.

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1.5. Rights Cease to Exist. As of the First Effective Time, all shares of Company Common Stock shall no longer be outstanding, shall automatically be cancelled and shall cease to exist and each holder of any shares of Company Common Stock shall cease to have any rights with respect thereto, except the rights set forth in this Article I.

1.6. Effect of the Second Merger on Capital Stock. At the Second Effective Time, by virtue of the Second Merger and without any action to be taken on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Second Merger Sub, or on the part of the Company, the Buyer, the Merger Subs or any other Person:

(a) each share of capital stock of the First-Step Surviving Corporation outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(b) each share of common stock of Second Merger Sub outstanding immediately prior to the Second Effective Time shall remain unchanged and continue to remain outstanding as a share of common stock in the Surviving Entity and collectively shall constitute the only outstanding shares of capital stock of the Surviving Entity immediately following the Second Merger. At the Second Effective Time, the Buyer shall continue as the sole, direct holder of shares of capital stock of the Surviving Entity.

1.7. Valuation of the HUMBL Shares. Buyer and Sellers hereby agree that, solely for the purposes of attributing a value to the HUMBL Shares in connection with the satisfaction of indemnification obligations pursuant to Section 4.4, the HUMBL Shares will have a deemed value per share equal to the volume weighted average price per share of Buyer’s Common Stock on the OTC markets for the ten (10) consecutive trading days ending with the complete trading day ending two (2) trading days prior to the Closing as reported on Bloomberg.

1.8. Tax Treatment.

(a) Definitions. As used herein, the following terms shall have the meanings ascribed to them in this Section 1.8(a):

“Contract” means any written or oral contract, agreement, instrument, commitment, arrangement or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto.

“Governmental Authority” means any governmental, regulatory or administrative body, agency, commission or authority, any court, tribunal or judicial authority, any arbitrator or any other public authority, or any department, division, branch or other instrumentality of the foregoing, whether foreign, federal, state or local.

“Law” means any law, code, statute, regulation, rule, ordinance, requirement, announcement or other binding guidance or action, in each case, of a Governmental Authority.

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“Legal Proceeding” means any judicial, administrative or arbitral action, claim, litigation, charge, complaint, suit or other proceeding (public or private), whether at law or equity, by or before a Governmental Authority or arbitrator, including any administrative hearing or investigation.

“Liabilities” means all debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, liquidated or unliquidated, asserted or unasserted, known or unknown, whenever or however arising, including those arising under applicable Law or any Legal Proceeding or Order of a Governmental Authority and those arising under any Contract, regardless of whether such debt, liability, commitment or obligation would be required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto.

“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by a Governmental Authority.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, share capital, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty, escheat amounts or other amounts due in respect of unclaimed property or other tax, governmental fee or other like assessment or charge (direct or reverse) of any kind whatsoever in the nature of a tax, together with any interest or any penalty, addition to tax or additional amount in relation to such tax (whether disputed or not) imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), and (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or group (including any arrangement for group or consortium relief or similar arrangement) for any Taxable period.

“Tax Return” means any return, declaration, statement, report, claim for refund, form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) or other similar document, including any amendment thereof, filed or required to be filed with, or required to be supplied in copy to, a Governmental Authority with respect to Taxes.

(b) The Buyer, the Merger Subs and the Company each intend that, for U.S. federal income tax purposes, the Mergers, taken together, constitute a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, in accordance with IRS Revenue Ruling 2001-46, 2001-2 CB 321 (the “Intended Tax-Free Treatment”). Each of the Buyer, the Merger Subs and the Company and their respective affiliates and representatives shall, unless otherwise required by applicable Law, (A) file all Tax Returns consistent with the Intended Tax-Free Treatment (including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with the U.S. federal income Tax Returns of the Company and the Buyer for the taxable year that includes the Mergers), and (B) take no Tax position inconsistent with the Intended Tax-Free Treatment (whether in audits, Tax Returns or otherwise).

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(c) This Agreement is intended to constitute, and the parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(d) Each of the Buyer, the Merger Subs and the Company and their respective affiliates and representatives shall reasonably cooperate and use their respective commercially reasonable efforts to cause the Mergers to qualify for the Intended Tax-Free Treatment, and, except for the performance of this Agreement in accordance with its terms, agree not to take any action or fail to take any action, in either case, that could reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax-Free Treatment. Such cooperation and commercially reasonable efforts shall include taking actions (and not failing to take actions) to cause the Mergers to qualify for the Intended Tax-Free Treatment, and not taking actions (or failing to take actions) that could reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax-Free Treatment.

(e) Notwithstanding any provision herein to the contrary, (i) no party or their respective affiliates shall have any liability to the other party, or any Seller, with respect to the tax treatment or the tax consequences of the Mergers (other than, for the avoidance of doubt, any liability resulting from (A) any tax representations provided by such party pursuant to Section 1.8(d) (if applicable) and (B) any breach of or failure to perform any covenant or agreement of such party provided for in this Agreement including pursuant to Section 1.8(d) (if applicable)) and (ii) each Seller shall be solely responsible with respect to the tax treatment of the Mergers as to such Seller as well as the tax consequences thereof.

(f) The Parties acknowledge and agree that the intended fair market value of the HUMBL Shares payable to the Sellers as part of the Purchase Price is $1.07 per share as of the date hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Subject to the disclosures set forth in the disclosure schedule delivered to Buyer concurrently with the Parties’ execution of this Agreement and attached to this Agreement, as a material inducement to the Buyer to enter into this Agreement, Javier and Juan each represent and warrant to the Buyer individually as a Seller as follows:

2.1. Organization. Such Seller has full power, authority and legal right and capacity to enter into and perform such Seller’s obligations under this Agreement and each other document contemplated hereby to which he is or will be a party and to consummate the transactions contemplated hereby and thereby.

2.2 Binding Obligation. This Agreement and the other documents contemplated hereby to which such Seller is a party have been duly executed and delivered by such Seller and are legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

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2.3. No Violation to Result. Other than as would not reasonably be expected to be material to the Company, individually or in the aggregate, the execution, delivery and performance by such Seller of this Agreement and the other documents contemplated hereby and the consummation by such Seller of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other Contract (defined below) to which such Seller is a party or by which he is bound or (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any nation, state or other instrumentality or political subdivision thereof (including any county or city), or any entity exercising executive, legislative, judicial, military, regulatory or administrative functions pertaining to any government (each, a “Government Authority”) which is applicable to such Seller; (ii) give any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business group, Government Authority or other entity (each, a “Person”) the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the Tickeri Shares or any of the properties or assets of the Company other than as set forth in the Notes. No filing with, or consent of, any Person is necessary in connection with, nor is any “change of control” provision triggered by, the execution, delivery or performance by such Seller of this Agreement and the other documents contemplated hereby nor the consummation by the Seller of the transactions contemplated hereby or thereby.

2.4. Ownership of Tickeri Shares. The Sellers are the sole owners of the Tickeri Shares and have good and marketable title thereto, and the Tickeri Shares are free and clear of all Encumbrances except for those imposed by applicable federal and state securities laws and the security interest pursuant to the Notes. There are no voting trusts or proxies with respect to the voting of the Tickeri Shares.

2.5. Entire Interest. The Tickeri Shares owned by such Seller constitute such Seller’s entire interest in the equity of the Company and, upon the Closing, such Seller will have no claim, right or interest in or to any shares of stock or other equity of the Company whatsoever other than as set forth in the Notes.

2.6. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Parties for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Seller.

2.7. Disclosure. To the actual knowledge of such Seller (or the knowledge that such Seller would obtain upon reasonable inquiry and investigation), no representation or warranty by such Seller contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

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2.8. Litigation and Known Claims. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to the best of such Seller’s knowledge, threatened against such Seller or which relates to the Tickeri Shares or the transactions contemplated by this Agreement, nor does such Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect such Seller, the Tickeri Shares, or the transactions contemplated hereby. As of the Closing Date, to the best of such Seller’s Knowledge, such Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, settlement, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects such Seller, the Tickeri Shares, or the transactions contemplated hereby.

2.9. Bankruptcy. Such Seller has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for any receiver, conservator or trustee of the Company or any of the Company’s property or assets.

2.10. Information. Such Seller believes he has received all the information he considers necessary or appropriate for deciding whether to enter into this Agreement and perform the obligations set forth herein. Such Seller hereby acknowledges that any future sale of shares of the Company’s capital stock could be at a premium or a discount to the deemed value of the HUMBL Shares, and such sale could occur at any time or not at all. Such Seller hereby acknowledges that he has not relied on any representation or statement of the Buyer or the Company, other than those set forth in this Agreement, in making his investment decision to sell the Tickeri Shares.

2.11. Valuation of Tickeri Shares. Such Seller acknowledges that (i) the per share Purchase Price is not based on an independent valuation of the Tickeri Shares or on any other commonly used valuation method and may not reflect the fair market value of the Tickeri Shares and (ii) he has had the opportunity to make inquiries of the Buyer and the Company and its officers regarding the Company’s and Buyer’s business affairs and financial condition and already has or has acquired sufficient information about the Company and Buyer to reach an informed and knowledgeable decision prior to entering into this Agreement. Such Seller acknowledges that at any time the Company may sell equity, be acquired or elect to liquidate its assets and pay available proceeds to the holders of its capital stock, and/or one or more of the Company’s shareholders may transfer shares of capital stock in each case in a transaction that values the Company’s capital stock at a higher valuation per share than the Purchase Price. In entering into this Agreement and consummating the sale of the Tickeri Shares contemplated hereby, such Seller assumes the risk that the Purchase Price may not reflect the fair market value of the Tickeri Shares or the value of the Tickeri Shares pursuant to any other valuation basis. Such Seller acknowledges that the Purchase Price was determined through an arm’s length negotiation between the Sellers and the Buyer, and that the Sellers did not rely on the Buyer or any other Person to determine the value of the Tickeri Shares.

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2.12. Taxes. Such Seller has reviewed with his own tax and legal advisors the federal, state, local and foreign tax consequences, including, but not limited to, capital gains treatment and other related tax provisions that may be applicable to the transaction contemplated by this Agreement. Such Seller relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents, officers, directors, shareholders or employees for the federal, state, local and foreign tax consequences to such Seller that may result from the transaction contemplated by this Agreement. All material federal, state, county, local and other excise, franchise, property, payroll, income, capital stock, sales and use, and other tax returns of the Company which are required to be filed have been duly filed, and such material returns are true and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file a material tax return. All material taxes of the Company which have become due or have been assessed against it, including all material taxes, penalties and interest, have been paid. There are no material tax deficiencies or claims presently being asserted against the Company and such Seller knows of no basis for such material claims or deficiencies. Neither the Company nor such Seller has granted any waiver currently in effect of the statute of limitations with respect to any such material taxes or assessments. The Company has complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, all material amounts required to be withheld and paid over to the proper governmental authorities have been so withheld and paid over under all applicable laws.

2.13. Indebtedness and Guaranties. Except as otherwise disclosed by the Sellers, the Company is not a guarantor or otherwise liable for any material liability (including indebtedness) of any other Person.

2.14. Real Property. The Company does not own, nor has ever owned, any real property. The Sellers have provided to Buyer a complete list (the “Real Property List”) of all of the real property and interests therein leased, subleased or otherwise occupied or used by the Company (with all easements and other rights appurtenant to such property, the “Real Property”). For each item of Real Property, the Real Property List also lists the lessor, the lessee, the lease term, the lease rate, and the lease, sublease, or other contract pursuant to which the Company holds a possessory interest in the Real Property and all amendments, renewals, or extensions thereto. The Real Property List sets forth all interests in real property currently used in connection with the business necessary to conduct the business in the ordinary course of business.

2.15. Transactions with Related Persons. For the past one (1) year, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing has (a) owned any interest in any asset used in the business, (b) been involved in any business or transaction with the Company other than in the ordinary course of business or (c) engaged in competition with the Company. Other than in the ordinary course of business, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing (i) is a party to any Contract with, or has any claim or right against, the Company or (ii) has any indebtedness owing to the Company. To the knowledge of such Seller, the Company does not have (A) any material claim or right against any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing or (B) any material indebtedness owing to any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing. For purposes of this Section, “Related Person” means (a) with respect to a specified individual, any member of such individual’s Family and any affiliate of any member of such individual’s Family, and (b) with respect to a specified person other than an individual, any affiliate of such person and any member of the Family of any such affiliates that are individuals. The “Family” of a specified individual means the individual, such individual’s spouse and former spouses, any other individual who is related to the specified individual or such individual’s spouse or former spouse within the third degree, and any other individual who resides with the specified individual.

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2.16. Employees. To the knowledge of such Seller, all former employees and independent contractors have been paid in full any and all compensation due and owing to such persons. The Company has complied with all applicable federal and state laws related to employment, including those related to wage, hours, worker classification and the payment and withholding of taxes and other sums as required by law. All amounts required to be withheld from employees of the Company have been withheld and paid to the appropriate governmental entity and the Company is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. Such Seller has no knowledge of any employee indicating they will not remain employed by the Company after Closing. To the best of such Seller’s knowledge, neither the Company nor such Seller has committed any act which would be considered discriminatory or would constitute sexual harassment towards any employees of the Company.

2.17. Contracts. The Sellers have made available to Buyer a copy of all material contracts or agreements to which the Company is a party or by which the Company or any of its assets, businesses or operations are bound or affected (the “Contracts”). Except as otherwise disclosed to Buyer, the Company is not a party to or bound by any contract or agreement which would require the consent of the other party for the Company to enter into this Agreement for which such consent has not been obtained by the date hereof. Except as otherwise disclosed to Buyer, the Company is not a party to or bound by any contract or agreement, including, without limitation, any material contract, agreement, arrangement or commitment relating to:

(a) the employment of any person other than “at-will” employees at rates of compensation and on terms consistent with past business practice;

(b) collective bargaining with, or any representation of any employees by, any labor union or association;

(c) the acquisition of supplies, equipment or other personal property or the sale of personal property (including, without limitation, sales of inventory in the ordinary course of business), which is not terminable by the Company upon 30 days’ notice or less without obligation on the part of the Company;

(d) the purchase or sale of real property;

(e) lease of real or personal property as lessor or lessee or sublessor or sublessee;

(f) distribution, agency, public relations, advertising, printing, construction, accounting or legal services which is not terminable by the Company upon 30 days’ notice or less without obligation on the part of the Company;

(g) bonuses, vacations, vacation pay, pensions, profit sharing, retirement, stock options, stock purchase, employee discounts or other employee benefits;

(h) lending or advancing of funds other than the extension of credit to trade purchasers in the ordinary course of business consistent with past business practice;

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(i) borrowing of funds or receipt of credit other than in the ordinary course of business consistent with past practice and except for trade accounts payable in amounts and on terms consistent with past practice;

(j) incurring of any material obligation or liability except for transactions in the ordinary course of business consistent with past practice;

(k) the sale of personal property (other than sales of inventory in the ordinary course of business consistent with past practice) or services under which payments due after the date hereof will exceed $100,000; or

(l) any material matter or transaction not in the ordinary course of the business of the Company consistent with past practice.

2.18. Legal Compliance; Permits.

(a) To the actual knowledge of such Seller, the Company is in compliance in all material respects with all applicable laws and Permits. No proceeding is pending, nor since February 28, 2021, has been filed or commenced, against the Company alleging any failure to comply with any applicable law or Permit. To the actual knowledge of such Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of any law or Permit other than as would not reasonably be expected to be material to the Company. The Company has not received any written notice or other communication from any person regarding any actual, alleged or potential violation by the Company of any law or Permit or any cancellation, termination or failure to renew any Permit held by the Company.

(b) The Sellers have provided to Buyer a complete and accurate list of each Permit (the “Permit List”) held by the Company or that otherwise relates to the business or any asset owned or leased by the Company and states whether each such Permit is transferable. Each Permit listed or required to be listed on the Permit List is valid and in full force and effect. Each Permit listed or required to be listed on the Permit List is renewable for no more than a nominal fee and, to such Seller’s knowledge, there is no reason why such Permit will not be renewed. The Permits listed on the Permit List constitute all of the Permits necessary to allow the Company to lawfully conduct and operate its business as currently conducted and operated and to own and use its assets as currently owned and used. For purposes of this Agreement, “Permit” means any permit, license or consent issued by any governmental body or pursuant to any law.

2.19. Financial Statements.

(a) The Sellers have provided to Buyer the following financial statements (collectively, the “Financial Statements”): (i) unaudited balance sheets of the Company as of December 31 for the year of 2020, and statements of income, changes in stockholders’ equity, and cash flow for the fiscal year then ended, all of which were paid at the expense of the Buyer; and (ii) an unaudited, consolidated balance sheet of the Company as of February 28, 2021, and statements of income, changes in stockholders’ equity, and cash flow for the 8-month period then ended for the Company, all of which were paid at the expense of the Buyer. The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the period covered thereby, and present fairly, to the knowledge of such Seller, the financial condition of the Company as of and for the respective date and period covered thereby; provided, however, that the interim financial statements described in clause (ii) above are subject to normal, recurring year-end adjustments (which will not be, individually or in the aggregate, materially adverse) and lack notes.

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(b) The Company’s books and records (including all financial records, business records, customer lists, and records pertaining to products or services delivered to customers) (i) are reasonably complete and correct in all material respects and all transactions to which it is or has been a party are accurately reflected therein in all material respects on an accrual basis, (ii) reasonably reflect all discounts, returns and allowances granted by it with respect to the periods covered thereby, (iii) have been maintained in accordance with customary and sound business practices in its industry, (iv) form the basis for the Financial Statements with respect to the Company and (v) reflect in all material respects the assets, liabilities, financial position, results of operations and cash flows of it on an accrual basis. All computer-generated reports and other computer output included in its books and records are reasonably complete and correct in all material respects and were prepared in accordance with sound business practices based upon authentic data. To the knowledge of the Sellers, the Company’s management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

2.20. Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in, every property or asset used by it, located on its premises, purported to be owned by it, or shown on the Financial Statements or acquired by the Company (the “Assets”), free and clear of any Encumbrances except for properties and assets disposed of in the ordinary course of business and for valuable consideration. The Assets include (a) the tangible and intangible property and assets necessary for the continued conduct of the business and the provision of services therewith as of the Closing in the same manner as conducted immediately prior to the Closing and in compliance in all material respects with all applicable laws, Contracts and Permits as of the Closing, and (b) the property and assets necessary to generate the results of operations for the business reflected in the Financial Statements and to perform under the Contracts.

2.21. Intellectual Property.

(a) To the knowledge of such Seller, the Company has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all applicable material Company Intellectual Property Rights (as defined below), and to the knowledge of such Seller, the Company has not misappropriated, is not in conflict with and is not infringing upon the Intellectual Property Rights of others. The Company is the sole and exclusive owner of all Company Intellectual Property Rights owned by the Company (the “Company Owned IP Rights”) free and clear of any Encumbrances. To the knowledge of such Seller, none of the Company Owned IP Rights is being infringed by activities, products or services of, or is being misappropriated by, any third party.

(b) The Company has made available to Buyer correct and complete copies of all registrations and applications relating to the Company’s applicable material Company Owned IP Rights. The Company is not a party to any oral license, sublicense or other agreement.

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(c) With respect to each item of material Third Party Intellectual Property Rights (as defined below), there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item other than those required under the license agreements entered into by the Company with third parties.

(d) The Company has used reasonable efforts to protect and enforce its trade secrets and otherwise to safeguard and maintain the secrecy and confidentiality of all applicable material Company Intellectual Property Rights. To the knowledge of such Seller, no current or prior officers, employees or consultants of the Company have claimed any ownership interest in any material Company Intellectual Property Rights as a result of having been involved in the development of such property while employed by or consulting to the Company, or otherwise. To the knowledge of such Seller, there has been no violation of any trade secrets program or any confidentiality or nondisclosure agreement relating to the Company’s Intellectual Property Rights. Except for the Third Party Intellectual Property Rights, all Company Intellectual Property Rights have been developed by employees of the Company, within the course and scope of their employment.

(e) The term “Company Intellectual Property Rights” means the Intellectual Property Rights used in the conduct of the business of the Company as currently conducted.

(f) The term “Intellectual Property Rights” means all rights in (i) patents, patent applications, patent disclosures (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including source code, object code, macros, scripts, objects, routines, modules and other components), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) other intellectual property rights, and (viii) “technical data” as defined in 48 Code of Federal Regulations, Chapter 1.

(g) The term “Third Party Intellectual Property Rights” means any Company Intellectual Property Rights specifically not owned by the Company.

2.22. Employee Benefit Plans. The Company has made no promises (whether through an employee benefit plan or otherwise) to provide medical, life or disability benefits for periods after an employee’s termination of employment or a director’s, independent contractor’s or consultant’s end of service to the Company, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). All employee benefit plans are and have always been maintained, funded and administered in material compliance with all applicable laws, and there are no audits, inquiries or proceedings pending or, to the knowledge of such Seller, threatened by any governmental agency or authority. The Company has complied with the notice and benefit obligations regarding any employee benefit plan mandated by COBRA. All contributions, premiums or payments required to be made with respect to any employee benefit plan have been made on or before their due dates. No action, claim or lawsuit is pending or threatened with respect to any employee benefit plan (other than claims for benefits in the ordinary course). The Company has no commitment (a) to create, incur liability with respect to or cause to exist, any other employee benefit plan, program or arrangement, (b) to enter into any contract or agreement to provide compensation or benefits to any individual, or (c) to modify, change or terminate any employee benefit plan, other than with respect to a modification, change or termination required by applicable Law.

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2.23. Undisclosed Liabilities and Obligations. To the knowledge of the Sellers, except for those items set forth on the Financial Statements or otherwise disclosed to Buyer, the Company has no material unpaid debt, obligations or liability, accrued, contingent or otherwise (asserted or unasserted), as of the date hereof.

2.24. No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2 as modified by disclosures made in writing to the Buyer, and any certificates delivered pursuant to Section 5.3, neither the Sellers nor any other Person makes or has made any other representation or warranty, expressed or implied, at law or in equity, with respect to the Company, the transactions contemplated hereby, or any of the Company’s respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), and the Company disclaims any other representations or warranties, whether made by the Company or any of its or its affiliates, stockholders, officers, directors, employees, agents or representatives.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUBS

The Buyer and the Merger Subs represent and warrants to the Sellers, as of the Closing Date, as follows:

3.1. Organization. Each of the Buyer and the Merger Subs is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.

3.2. Authority for Agreement. Each of the Buyer and the Merger Subs has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Each of the Buyer and the Merger Subs has duly approved and authorized this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings or actions on the part of the Buyer or the Merger Subs are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Buyer or the Merger Subs are a party have been duly executed and delivered by the Buyer and the Merger Subs, as applicable, and are legal, valid and binding obligations of the Buyer and the Merger Subs, as applicable, enforceable against the Buyer and the Merger Subs, as applicable, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

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3.3. No Violation to Result. The execution, delivery and performance by each of the Buyer and the Merger Subs of this Agreement and the other documents contemplated hereby and the consummation by each of the Buyer and the Merger Subs of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any of the terms of the bylaws, articles of incorporation or other governing documents of the Buyer or the Merger Subs or any resolution adopted by the shareholders of the Buyer or the Merger Subs, (y) any note, debt instrument, security agreement, mortgage or any other contract to which the Buyer or the Merger Subs is a party or by which it is bound or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Buyer or the Merger Subs; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the properties or assets of the Buyer or the Merger Subs. No notice to, filing with, or consent of, any Person is necessary in connection with the execution, delivery or performance by the Buyer or the Merger Subs of this Agreement and the other documents contemplated hereby nor the consummation by the Buyer or the Merger Subs of the transactions contemplated hereby or thereby.

3.4. Litigation and Known Claims. There is no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, pending or, to the best of the Buyer’s or the Merger Subs’ knowledge, threatened against the Buyer or the Merger Subs or which relates to the Buyer or the Merger Subs or the transactions contemplated by this Agreement, nor does the Buyer or the Merger Subs know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Buyer, the Merger Subs, the HUMBL Shares, or the transactions contemplated hereby. As of the Closing Date, none of the Buyer or the Merger Subs is a party to or subject to the provisions of any judgment, order, writ, injunction, settlement, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects the Buyer, the Merger Subs, the HUMBL Shares, or the transactions contemplated hereby.

3.5. Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer or the Merger Subs in connection with the transactions contemplated hereby and no such Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Parties for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Buyer or the Merger Subs.

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3.6. Non-Reliance. The Buyer (including its affiliates) has conducted its own comprehensive investigation, due diligence, review, and analysis regarding the Company and the transactions contemplated hereby. The Buyer (including its affiliates) is not relying, has not relied, and disclaims all reliance upon any statement, representation, or warranty (whether oral, written, express, or implied) made by the Sellers, the Company, or any of their affiliates, or advisors of any kind whatsoever, except as expressly set forth herein.

3.7. HUMBL Shares. The HUMBL Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the representations of the Sellers in ARTICLE II, the HUMBL Shares will be issued in compliance with all applicable federal and state securities laws.

3.8. Valuation of HUMBL Shares. The Buyer acknowledges that (i) the per share Purchase Price is not based on an independent valuation of the Tickeri Shares or on any other commonly used valuation method and may not reflect the fair market value of the Tickeri Shares and (ii) it has had the opportunity to make inquiries of the Sellers and the Company and its officers regarding the Company’s business affairs and financial condition and already has or has acquired sufficient information about the Company and the Sellers to reach an informed and knowledgeable decision prior to entering into this Agreement. The Buyer acknowledges that the Purchase Price was determined through an arm’s length negotiation between the Sellers and the Buyer, and that the Buyer did not rely on the Sellers or any other Person to determine the value of the Tickeri Shares or the HUMBL Shares.

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1. Transfer Taxes, Etc. All transfer taxes incurred in connection with the transactions contemplated by this Agreement are the responsibility of the Buyer. The Buyer shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and pay or cause to be paid all such transfer taxes when due under applicable law.

4.2. Further Assurances. Each Party will, either at or after the Closing, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the other Party to consummate the Mergers and to effect the other purposes of this Agreement.

4.3. Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing for a period of two (2) years.

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4.4. Indemnification. Each of the Sellers, severally and not jointly, shall indemnify, defend, save and hold harmless the Buyer, and its affiliates, agents and representatives, and the Buyer shall indemnify, defend, save and hold harmless the Sellers, and each of their affiliates, agents and representatives, from and against any and all costs, losses, liabilities, damages, lawsuits, claims and expenses (whether or not arising out of third-party claims), including without limitation court costs, reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing (“Damages”), incurred in connection with or arising out of or resulting from (a) any material breach of any covenant or warranty, or any material inaccuracy in any representation made by such Party in or pursuant to this Agreement; (b) the material failure by such Party to perform or observe any term, provision or covenant of this Agreement; (c) any material liability of such Party asserted against another Party or its affiliates, including any third-party claims arising from the act or omission of such Party, or such Party’s officers, directors, employees, agents, or affiliates; or (d) the enforcement of this indemnification obligation. This indemnification obligation shall survive for two (2) years from the date hereof. Any indemnification obligation incurred by a Seller hereunder may be satisfied by a Seller, in such Seller’s reasonable discretion, in addition to any other permitted method, through: (i) the transfer and conveyance by Seller to Buyer of a number of HUMBL Shares equal in value to the amount of the Damages, or (ii) the offset of the Damages against amounts owing under the Notes. The aggregate amount of all Damages for which each Party shall be liable pursuant to this Section 4.4 shall not exceed $20,000,000 in the case of the Buyer and $10,000,000 in the case of each Seller. For the avoidance of doubt, the aggregate amount of all Damages for which each Seller may be liable pursuant to this Section 4.4 shall not exceed the actual consideration paid to such Seller pursuant to Section 12 of this Agreement.

4.5. Covenant Not to Compete. Each Seller agrees that for a period of two (2) years after the Closing Date (the “Restricted Period”), such Seller will not, without the prior written consent of the Buyer, whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate with, any business whose business, products or operations are in any respect involved in the Covered Business. Notwithstanding the foregoing, the foregoing covenant shall not apply where (i) such Seller’s function and activities with respect to such Covered Business do not relate in substance to any business in which the Company is engaged or in which the Company has plans to be engaged, or any service that the Company provides or has plans to provide and (ii) the Covered Business is not a direct competitor of the Company. For the purposes of this Agreement, “Covered Business” shall mean any business in which the Company is engaged or in which the Company has plans to be engaged, or any service that the Company provides or has plans to provide. The foregoing covenant shall cover such Seller’s activities in every part of the Territory. “Territory” shall mean (i) all counties in the State of Virginia and the State of California; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of such Seller’s relationship with the Company; and (iii) any other countries from which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of such Seller’s relationship with the Company.

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4.6. Ownership of Intellectual Property. Each Seller acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Buyer Confidential Information (as defined in Section 4.8 below)) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual business, research and development, currently existing and which were conceived, developed or made by such Seller (whether above or jointly with others) prior to the Closing Date, belong to the Company. In furtherance of the foregoing, each Seller shall perform all actions reasonably requested by the Buyer, at Buyer’s expense, to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

4.7. Mutual Release of Claims. Each Seller, together with such Seller’s heirs, representatives and assigns, hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands of whatever kind which he has or may have against the Buyer and the Company, their respective officers, employees, members or managers, arising out of any actions, conduct, decisions, behavior or events occurring prior to the Closing Date, including without limitation claims related to such Seller’s ownership of the Tickeri Shares or any other equity or claim thereto of the Company. The Buyer, together with the Buyer’s heirs, representatives and assigns, hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands of whatever kind which he has or may have against the Seller and the Company, their respective officers, employees, members or managers, arising out of any actions, conduct, decisions, behavior or events occurring prior to the Closing Date. Each Party understands and accepts that this release specifically covers but is not limited to any and all claims, complaints, causes of action or demands which such Party has or may have against the above-referenced released parties.

4.8. Confidentiality. To the extent that a Seller has obtained Buyer Confidential Information prior to the execution of this Agreement, for a period of two (2) years after the date of this Agreement, such Seller agrees to hold such Buyer Confidential Information in the strictest confidence, and covenants and agrees not to disclose, duplicate, lecture upon or publish any of the Buyer Confidential Information after the Closing Date. For purposes of this Agreement, “Buyer Confidential Information” shall mean any and all confidential and/or proprietary knowledge, know-how, data or information of the Buyer, including, but not limited to, ideas, concepts, processes, designs, techniques, budgets, financials, products, marketing, selling and business plans, prices, costs, supplier, vendor, customer, membership or similar lists or contact information other than those previously identified and originated by such Seller and any other agreements of the Buyer, and all other similar information pertaining to the Buyer.

4.9. Mutual Nondisparagement. By execution below, each Party hereto agrees not to disparage or defame any other Party, including such Party’s products or services. In addition, each Party agrees not to counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against any other Party and/or any officer, manager, employee, agent, representative, member or attorney of such other Party, unless under a subpoena or other court order to do so or pursuant to violations of agreements entered into between any of the Parties after the execution of this Agreement.

4.10. Employment Agreements. Buyer and each of the Sellers shall enter into Employment Agreements in form substantially similar to those attached hereto as Exhibit C (the “Employment Agreements”), incorporated herein by reference. Subject to the Employment Agreements and Buyer’s reasonable discretion, Javier and Juan shall be responsible for the business and operations of the Company following the Closing.

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4.11. Registration. Within three (3) months of the Closing, Buyer will file a registration statement on Form S-1 or Form 10 to register the HUMBL Shares with the Securities Exchange Commission (the “SEC”). If the registration statement is not declared effective within six (6) months of the Closing, until such time as the registration statement is declared effective, each month the Buyer will issue to the Seller shares of Buyer’s Common Stock in an amount equal to $100,000.00 divided by the volume weighted average price per share of Buyer’s Common Stock on the OTC markets or such other applicable markets for the ten (10) consecutive trading days ending with the complete trading day ending two (2) trading days prior to the date of such issuance as reported on Bloomberg (the “Delayed Registration Shares”).

4.12. Separation of Tickeri Assets. The Buyer agrees to reasonably limit the integration of the Company’s assets, and will not take any actions that would adversely impact Sellers’ right to reclaim ownership of the Company Owned IP Rights or any technology embodied by the Company Owned IP Rights pursuant to Section 2.21, until the Notes are paid in full. Buyer agrees that any violation or threatened violation of this Section 4.12 may cause irreparable injury to the Sellers, entitling each Seller to injunctive relief in addition to all other legal remedies.

ARTICLE V

CONDITIONS TO SELLER’S OBLIGATIONS TO CLOSE

The Seller’s obligation to effect the Mergers at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived in writing by the Seller:

5.1. Representations and Warranties. The representations and warranties made by the Buyer in Article III shall be true and correct in all material respects when made and as of the date of the Closing.

5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

5.3. Closing Deliveries. At the Closing, the Buyer shall deliver those items for which Buyer is responsible set forth in Section 1.4(e) above.

ARTICLE VI
CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE

The Buyer’s obligation to effect the Mergers, issue the Notes and issue, sell, transfer and convey the HUMBL Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions (the “Buyer Closing Conditions”), unless waived by the Buyer:

6.1. Representations and Warranties. The representations and warranties made by the Sellers in Article II shall be true and correct in all material respects when made and as of the Closing Date.

6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Sellers on or prior to the Closing shall have been performed or complied with in all material respects.

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6.3. Due Diligence. The Sellers shall have delivered to the Buyer or its counsel, copies of all stock certificates and other documents the Buyer shall reasonably request. The Sellers shall have provided the Buyer access to such information as the Buyer shall have reasonably requested in connection with its due diligence review and the Buyer shall have concluded its due diligence review of the Tickeri Shares and all financial, business, tax, accounting, technical, and legal aspects of the Company to the Buyer’s sole satisfaction.

6.4. Closing Deliveries. At the Closing, the Sellers shall deliver those items for which the Seller are responsible set forth in Section 1.4(e) above.

ARTICLE VII

MISCELLANEOUS

7.1. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Sellers and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, including its financing sources, in whole or in part; provided, however, that any such assignment shall not relieve the Buyer of its obligations under this Agreement.

7.2. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and wholly performed in that jurisdiction, without regard to conflict of law principles. The Sellers hereby expressly consent to the personal jurisdiction of the state and federal courts located in or about San Diego County, State of California, for any action or proceeding arising from or relating to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

7.3. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

7.4. Amendment. This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by the Buyer and each of the Sellers.

7.5. Waiver. Any Party hereto may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

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7.6. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

(a) If to the Buyer:

HUMBL, Inc.

Attn: Jeff Hinshaw

600 B Street, Suite 300

San Diego, California 92101

With a copy, which shall not constitute notice, to:

Brian Innes

Hansen Black Anderson Ashcraft PLLC

3051 W. Maple Loop Drive, Suite 325

Lehi, Utah 84043

(b) If to the Sellers:

Javier and Juan Gonzalez

41865 Rawnsley Drive
Ashburn, VA 20148

With a copy, which shall not constitute notice, to:

Andrew P. Sparks

Goodwin Procter LLP

3 Embarcadero Center

San Francisco, CA 94111
andrewsparks@goodwinlaw.com

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

7.7. Expenses. All legal and accounting fees incident to the negotiations and preparations of this Agreement and the transactions contemplated hereby shall be borne and paid by the Buyer.

7.8. Complete Agreement. This Agreement, including those documents expressly referred to herein and all Exhibits hereto, embody the complete agreement and understanding between the Parties and supersede and preempt any prior understandings, agreements or representation by or between the Parties, written or oral, which may have related to the subject matter herein.

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7.9. Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, equityholder, employee or partner of any Party hereto or any other Person.

7.10. Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for entire or against any Party hereto.

7.11. Further Representations. Each Party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transaction contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

7.12. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document required hereby may be executed by facsimile or email signature which shall be considered legally binding for all purposes.

7.14. Attorneys’ Fees. In the event that any dispute among the Parties should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

7.15. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENTS, NOTES, PAPERS, INSTRUMENTS OR DOCUMENTS HERETOFORE OR HEREAFTER EXECUTED WHETHER SIMILAR OR DISSIMILAR.

7.16. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision.

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IN WITNESS WHEREOF, each Party hereto has caused this Stock Purchase Agreement to be duly executed effective as of the date first above written.

BUYER:

HUMBL, INC.

By:
Brian Foote, CEO

SELLERS:

Javier Gonzalez

Juan Gonzalez

COMPANY:

TICKERI, INC.

By:
Name:
Title:

[Signature page to Stock Purchase Agreement]

EXHIBIT A

NOTES

EXHIBIT B

STOCK PLEDGE AGREEMENT

EXHIBIT C

EMPLOYMENT AGREEMENTS